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                             TENET HEALTHCARE CORPORATION



                                (a Nevada corporation)



                             _____ Shares of Common Stock





                                  PURCHASE AGREEMENT
















Dated:  April __, 1997


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

                                  TABLE OF CONTENTS


SECTION 1.   Representations and Warranties. . . . . . . . . . . . . . . .   3
    (a)      REPRESENTATIONS AND WARRANTIES BY THE COMPANY . . . . . . . .   3
             (i)    Compliance with Registration Requirements. . . . . . .   3
             (ii)   Incorporated Documents . . . . . . . . . . . . . . . .   3
             (iii)  Capitalization; Authorization and Description of
                    Securities . . . . . . . . . . . . . . . . . . . . . .   4
             (iv)   Authorization of Agreement . . . . . . . . . . . . . .   4
             (v)    Absence of Defaults and Conflicts. . . . . . . . . . .   4
             (vi)   Absence of Further Requirements. . . . . . . . . . . .   5
             (vii)  Listing. . . . . . . . . . . . . . . . . . . . . . . .   5
             (viii) Good Standing of the Company.. . . . . . . . . . . . .   5
             (ix)   Subsidiaries . . . . . . . . . . . . . . . . . . . . .   5
             (x)    Absence of Proceedings . . . . . . . . . . . . . . . .   6
             (xi)   Independent Accountants. . . . . . . . . . . . . . . .   6
             (xii)  No Material Adverse Change in Business . . . . . . . .   6
             (xiii) Possession of Licenses and Permits . . . . . . . . . .   7
             (xiv)  Investment Company Act . . . . . . . . . . . . . . . .   7
             (xv)   Accuracy of Exhibits . . . . . . . . . . . . . . . . .   7
             (xvi)  Title to Property. . . . . . . . . . . . . . . . . . .   7
    (b)      REPRESENTATIONS AND WARRANTIES BY THE SELLING SHAREHOLDERS. .   8
             (i)    Accurate Disclosure. . . . . . . . . . . . . . . . . .   8
             (ii)   Authorization of Agreements. . . . . . . . . . . . . .   8
             (iii)  Good and Valid Title . . . . . . . . . . . . . . . . .   8
             (iv)   Due Execution of Power of Attorney and Custody
                    Agreement. . . . . . . . . . . . . . . . . . . . . . .   8
             (v)    Absence of Manipulation. . . . . . . . . . . . . . . .   8
             (vi)   Absence of Further Requirements. . . . . . . . . . . .   9
             (vii)  Certificates Suitable for Transfer . . . . . . . . . .   9
             (viii) No Association with NASD . . . . . . . . . . . . . . .   9
             (ix)   No Legal Proceedings Against Sale. . . . . . . . . . .   9
             (x)    No Violation of Charter. . . . . . . . . . . . . . . .   9
             (xi)   Due Execution of Agreement . . . . . . . . . . . . . .   9
    (c)      OFFICER'S CERTIFICATES. . . . . . . . . . . . . . . . . . . .   9

SECTION 2.  Sale and Delivery to Underwriters; Closing . . . . . . . . . .  10
    (a)      SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . .  10
    (b)      PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    (c)      DENOMINATIONS; REGISTRATION . . . . . . . . . . . . . . . . .  10

SECTION 3.  Covenants of the Company . . . . . . . . . . . . . . . . . . .  11
    (a)      COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION
             REQUESTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  11

    (b)      FILING OF AMENDMENTS. . . . . . . . . . . . . . . . . . . . .  11
    (c)      DELIVERY OF REGISTRATION STATEMENTS . . . . . . . . . . . . .  11
    (d)      DELIVERY OF PROSPECTUSES. . . . . . . . . . . . . . . . . . .  11
    (e)      CONTINUED COMPLIANCE WITH SECURITIES LAWS . . . . . . . . . .  12
    (f)      BLUE SKY QUALIFICATIONS . . . . . . . . . . . . . . . . . . .  12
    (g)      RULE 158. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    (h)      REPORTING REQUIREMENTS. . . . . . . . . . . . . . . . . . . .  12

SECTION 4.  Payment of Expenses. . . . . . . . . . . . . . . . . . . . . .  12
    (a)      EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    (b)      EXPENSES OF THE SELLING SHAREHOLDERS. . . . . . . . . . . . .  13
    (c)      TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . . .  13
    (d)      ALLOCATION OF EXPENSES. . . . . . . . . . . . . . . . . . . .  13

SECTION 5.  Conditions of Underwriters' Obligations. . . . . . . . . . . .  13
    (a)      EFFECTIVENESS OF REGISTRATION STATEMENT . . . . . . . . . . .  13
    (b)      OPINION OF COUNSEL FOR COMPANY. . . . . . . . . . . . . . . .  14
    (c)      OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS . . . . . . .  14
    (d)      OPINION OF COUNSEL FOR UNDERWRITERS . . . . . . . . . . . . .  14
    (e)      OFFICERS' CERTIFICATE . . . . . . . . . . . . . . . . . . . .  14
    (f)      CERTIFICATE OF SELLING SHAREHOLDERS . . . . . . . . . . . . .  14
    (g)      ACCOUNTANT'S COMFORT LETTER . . . . . . . . . . . . . . . . .  14
    (h)      BRING-DOWN COMFORT LETTER . . . . . . . . . . . . . . . . . .  15
    (i)      NO OBJECTION. . . . . . . . . . . . . . . . . . . . . . . . .  15
    (j)      ADDITIONAL DOCUMENTS. . . . . . . . . . . . . . . . . . . . .  15
    (k)      TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . . .  15

SECTION 6.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . .  15
    (a)      INDEMNIFICATION OF UNDERWRITERS . . . . . . . . . . . . . . .  15
    (b)      INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS
             AND SELLING SHAREHOLDERS. . . . . . . . . . . . . . . . . . .  16
    (c)      ACTIONS AGAINST PARTIES; NOTIFICATION . . . . . . . . . . . .  17
    (d)      SELLING SHAREHOLDERS' LIMITATION. . . . . . . . . . . . . . .  17
    (e)      SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. . . . . .  17
    (f)      OTHER AGREEMENTS WITH RESPECT TO INDEMNIFICATION. . . . . . .  18

SECTION 7.  Contribution . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery  20

SECTION 9.  Termination of Agreement . . . . . . . . . . . . . . . . . . .  20
    (a)      TERMINATION; GENERAL. . . . . . . . . . . . . . . . . . . . .  20
    (b)      LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 10.  Default by One or More of the Underwriters. . . . . . . . . .  21

SECTION 11.  Default by one or more of the Selling Shareholders. . . . . .  21

SECTION 12.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 13.  Parties . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 14.  GOVERNING LAW AND TIME. . . . . . . . . . . . . . . . . . . .  22

SECTION 15.  Effect of Headings. . . . . . . . . . . . . . . . . . . . . .  22


SCHEDULES
    Schedule A - List of Underwriters...................................Sch A-1
    Schedule B - List of Selling Shareholders...........................Sch B-1
    Schedule C - Pricing Information....................................Sch C-1

                             TENET HEALTHCARE CORPORATION
                                (a Nevada corporation)

                        ______________ Shares of Common Stock

                             (Par Value $0.075 Per Share)

                                  PURCHASE AGREEMENT


                                                                  April __, 1997

MERRILL LYNCH & CO.
MERRILL LYNCH PIERCE, FENNER
  & SMITH INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
  as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Tenet Healthcare Corporation (the "Company") and the persons and entities listed in Schedule B hereto (the "Selling Shareholders") confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Goldman, Sachs & Co. ("Goldman, Sachs"), J.P. Morgan Securities Inc. ("J.P. Morgan") and each of the other Underwriters, if any, named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, DLJ, Goldman, Sachs and J.P. Morgan are acting as representatives (in such capacity, the "Representatives"), with respect to the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.075 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto. The aforesaid _________ shares of Common Stock to be purchased by the Underwriters are hereinafter called the "Securities."

     The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem it advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-24955) covering the registration of the Securities (which registration may include certain additional securities) under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or
(ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b) or (iii) prepare and file a prospectus, including a prospectus supplement describing the terms of offer and distribution of the Securities, if the Registration Statement is already effective and if the offer and distribution of the Securities are to proceed on a "shelf" registration basis. The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph
(b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including any prospectus supplement, and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated April __, 1997, together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to any preliminary prospectus or the Prospectus shall include any prospectus supplement that is or was included and distributed therewith. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1.     REPRESENTATIONS AND WARRANTIES.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time , the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

          Each preliminary prospectus and the Prospectus, including any prospectus supplement, filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus, including any prospectus supplement, delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) CAPITALIZATION; AUTHORIZATION AND DESCRIPTION OF SECURITIES. The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any security holder of the Company. The Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company.

          (iv) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

          (v) ABSENCE OF DEFAULTS AND CONFLICTS. The execution and delivery of this Agreement and the sale of the Securities by the Selling Shareholders, the performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement will not conflict with or result in a breach or violation of any of the respective charters or by-laws of the Company or any of the Company's subsidiaries (each, a "Subsidiary" and collectively, the "Subsidiaries") or any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") with respect to, any obligation, bond, agreement, note, debenture, or other evidence of indebtedness, or any indenture, mortgage, deed of trust or other agreement, lease or instrument (collectively, "Agreements") to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is or may be subject, or any order of any court or governmental agency, body or official having jurisdiction over the Company or any of the Subsidiaries or any of their properties, or violate or conflict with any statute, rule or regulation or administrative regulation or decree or court decree applicable to the Company or any of the Subsidiaries, or any of their respective assets or properties, where, in any such instance, such conflict, breach, violation, default, acceleration of indebtedness or Lien would have, singly or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect").

          None of the Company or the Significant Subsidiaries is in violation of its respective charter or by-laws and none of the Company or the Subsidiaries is in default in the performance of any obligation, bond, agreement, debenture, note or any other evidence of indebtedness, or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except as would not have, singly or in the aggregate, a Material Adverse Effect.

          (vi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws. Neither the Company nor, to the best of the Company's knowledge, any of its affiliates is presently doing business with the government of Cuba or with any persons of affiliates located in Cuba.

          (vii) LISTING. The Securities have been listed on the New York and Pacific Stock Exchanges.

          (viii) GOOD STANDING OF THE COMPANY. The Company has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Nevada and has the requisite power and authority to carry on its business as it is currently being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement, and is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification and where failure to be so qualified or in good standing would have a Material Adverse Effect. Each of the Subsidiaries that
     (i) directly or indirectly own or lease any interest in any general hospitals or (ii) are otherwise material to the Company and the Subsidiaries, taken as a whole (collectively, the "Significant Subsidiaries"), has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualifications and where failure to be so qualified or in good standing would have a Material Adverse Effect.

          (ix) SUBSIDIARIES. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding shares of capital stock of, or other ownership interests in, each of the Significant Subsidiaries have been duly authorized and validly issued, and all of the shares of capital stock of, or other ownership interests in, each of the Significant Subsidiaries (over 80% in the case of Healthcare Underwriting Group) are owned, directly or through Subsidiaries, by the Company. All such shares of capital stock are fully paid and nonassessable, and are owned free and clear of any Lien, and, except as disclosed in a certificate or opinion delivered to the Underwriters, there are no outstanding subscriptions, rights, warrants, options, calls, convertible or exchangeable securities, commitments of sale, or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any of the Subsidiaries.

          (x) ABSENCE OF PROCEEDINGS. Except as disclosed in the Registration Statement or the Prospectus, there is no action, suit, proceeding or investigation before or by any court, governmental agency or body, arbitration board or tribunal, or governmental or private accrediting body, domestic or foreign, pending against or affecting the Company or any of the Subsidiaries, or any of their respective assets or properties, which is required to be disclosed in the Registration Statement or the Prospectus, or in which there is a reasonable possibility of adverse decisions which in the aggregate could reasonably be expected to have a Material Adverse Effect, or which might materially and adversely affect the Company's or any of the Subsidiaries' performance of its obligations, as applicable, pursuant to this Agreement or the transactions contemplated hereby, and to the best of the Company's knowledge, after due inquiry, no such action, suit, or proceeding is contemplated or threatened.

          Except as disclosed in the Registration Statement or the Prospectus, none of the Company or the Subsidiaries is subject to any judgment, order or decree of any court, governmental authority or arbitration board or tribunal which has had, or which can reasonably be expected to have, a Material Adverse Effect.

          (xi) INDEPENDENT ACCOUNTANTS. The firms of accountants that have certified or shall certify the applicable consolidated financial statements and supporting schedules and the notes thereto of the Company and OrNda HealthCorp, a Delaware Corporation ("OrNda"), filed or to be filed with the Commission as part of the Registration Statement and the Prospectus or incorporated therein by reference are, to the best of the Company's knowledge, independent public accountants with respect to the Company and its Subsidiaries and OrNda and its Subsidiaries, as the case may be, as required by the Act. The consolidated financial statements, together with related schedules and notes, set forth or incorporated by reference in the Prospectus and the Registration Statement, comply as to form in all material respects with the requirements of the Act and fairly present the consolidated financial position of the Company and its Subsidiaries and OrNda and its Subsidiaries, as the case may be, at the respective dates indicated, and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles in the United States of America ("GAAP") consistently applied throughout such periods and in accordance with Regulation S-X. The PRO FORMA financial statements and the related notes thereto incorporated in the Registration Statement present fairly the information shown therein, have been prepared in conformity with the Commission's rules and guidelines with respect to PRO FORMA financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The other financial and statistical information and data of the Company included or incorporated by reference in the Prospectus and in the Registration Statement, historical and PRO FORMA, are in all material respects accurately presented and prepared on a basis consistent with the books and records of the Company.

          (xii) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Except as contemplated by the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is presented in the Registration Statement and the Prospectus (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transaction not in the ordinary course of business, which could reasonably be expected to have a Material Adverse Effect, (ii) there has been no decision or judgment in the nature of litigation or arbitration that could reasonably be expected to have a Material Adverse Effect, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iv) there has not been any material adverse change, or any development which could involve a material adverse change, in the business, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole (any of the items set forth in clauses (i), (ii), (iii) or (iv) above, a "Material Adverse Change").

          (xiii) POSSESSION OF LICENSES AND PERMITS. (i) Except as described in the Registration Statement or Prospectus or as could not reasonably be expected to have a Material Adverse Effect, each of the Company and the Subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, accreditations or other approvals or rights (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations, all governmental and private accrediting bodies and all courts and other tribunals, necessary or required to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus, (ii) all such Authorizations are valid and in full force and effect, except as could not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, (iii) the Company and the Subsidiaries are in compliance with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto except as could not reasonably be expected to have a Material Adverse Effect and (iv) none of the Company or the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Authorization.

          (xiv) INVESTMENT COMPANY ACT. The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xv) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xvi) TITLE TO PROPERTY. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

     (B) REPRESENTATIONS AND WARRANTIES BY THE SELLING SHAREHOLDERS. Each Selling Shareholder severally represents and warrants to each Underwriter as of the date hereof and as of the Closing Time, and agrees with each Underwriter as follows:

          (i) ACCURATE DISCLOSURE. To the best knowledge of such Selling Shareholder, the information with respect to such Selling Shareholder contained in the Registration Statement and the Prospectus and in the prospectus supplement relating to the pricing of the offering and sale of the Securities, in each case under the caption "Selling Shareholders," complies in all material respects with the requirements of Item 507 of the Commission's Regulation S-K. Such Selling Shareholder hereby agrees that it has provided, or shall be deemed to have provided, such information pertaining to it in writing to the Company for use in preparing such documents.

          (ii) AUTHORIZATION OF AGREEMENTS. Such Selling Shareholder has the full right, power and authority to enter into this Agreement, a Power of Attorney (the "Power of Attorney") and a Custody Agreement (the "Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by such Selling Shareholder.

          (iii) GOOD AND VALID TITLE. Such Selling Shareholder has and will at the Closing Time have good and valid title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and valid title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

          (iv) DUE EXECUTION OF POWER OF ATTORNEY AND CUSTODY AGREEMENT. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Power of Attorney with Joseph Littlejohn & Levy, Inc., as attorney-in-fact (through one or more of Peter A. Joseph or Paul S. Levy, (each of Messrs. Joseph and Levy, a "Proxy")) (the "Attorney-in-Fact") and such Selling Shareholder, acting through its Attorney-in-Fact, has duly executed and delivered the Custody Agreement with The Bank of New York, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Section 5(j) on behalf of such Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder, as provided in
     Section 2(a) hereof, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

          (v) ABSENCE OF MANIPULATION. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (vi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or consent, approval authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution and delivery by such Selling Shareholder of this Agreement or the Power of Attorney or the Custody Agreement, or for the valid sale and delivery of the Securities hereunder by such Selling Shareholder, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities or blue sky laws.

          (vii) CERTIFICATES SUITABLE FOR TRANSFER. If the delivery of the Securities to be sold by such Selling Shareholder pursuant to this Agreement to the Underwriters takes place in certificated form (as opposed to a book-entry transfer), then the certificates for such Securities so delivered as part of the closing procedures will be in suitable form for transfer by delivery or be accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed.

          (viii) NO ASSOCIATION WITH NASD. Except as previously disclosed in writing to Merrill Lynch on behalf of the Underwriters, neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with any member firm of the National Association of Securities Dealers, Inc.

          (ix) NO LEGAL PROCEEDINGS AGAINST SALE. Except as set forth in the Registration Statement, there is no action, suit, investigation (of which such Selling Shareholder has received written notice) or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of such Selling Shareholder, threatened, to which such Selling Shareholder is a party or to which the property of such Selling Shareholder is subject, that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the sale of the Securities by such Selling Shareholder or any of the other transactions contemplated hereby or (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions.

          (x) NO VIOLATION OF CHARTER. The execution and delivery of this Agreement, and the consummation of the transactions contemplated herein, including the sale to the Underwriters of the Securities, will not result in a violation of the charter, by-laws or other governing document (if any) of such Selling Shareholder.

          (xi) DUE EXECUTION OF AGREEMENT. Such Selling Shareholder has duly executed and delivered this Agreement by and through its Attorney-in-Fact as appointed under the Power of Attorney.

     (c) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of the Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

     SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

     (a) SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Securities being sold by each such Selling Shareholder set forth in Schedule B opposite the name of such Selling Shareholder which the number of Securities set forth in Schedule A opposite the name of such Underwriter (plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof) bears to the total number of Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchase of fractional securities.

     (b) PAYMENT. The closing of the payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Sullivan & Cromwell in Los Angeles, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, at 7:00 A.M. (California time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten (10) business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").


     Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to a bank account or accounts designated by the Custodian pursuant to the Custody Agreement, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (c) DENOMINATIONS; REGISTRATION. Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time, and upon the closing such certificates will be delivered in the City of New York.

     SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

     (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) FILING OF AMENDMENTS. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or the Prospectus, whether pursuant to the 1933 Act, or the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

     (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibit) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

     (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4.  PAYMENT OF EXPENSES.

     (a) EXPENSES. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of
the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) except for any expenses paid by the Selling Shareholders pursuant to clause (b) below, the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the
Underwriters,   (iv) the fees and disbursements of the Company's counsel,
accountants and other advisors and the fees and expenses (not to exceed $50,000) for one counsel for the Selling Shareholders, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto,
(vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities.

     (b) EXPENSES OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders will pay (i) transfer taxes attributable to the sale by such Selling Shareholder of the Securities, (ii) the fees and disbursements of such Selling Shareholder's counsel and accountants, if any, not paid or payable by the Company pursuant to Section 4(a) or otherwise and (iii) the fees and expenses of the Custodian under the Custody Agreement.

     (c) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters or, in the case of any termination pursuant to
Section 11 hereof, the defaulting Selling Shareholder(s) causing the same shall reimburse the Underwriters for such out-of-pocket expenses.

     (d) ALLOCATION OF EXPENSES. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the payment of such costs and expenses.

     SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule
430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b) or, if the offer and distribution of the Securities are to proceed on a "shelf" registration basis, a prospectus, including a prospectus supplement describing the terms of offer and distribution of the Securities, shall have been filed with the Commission in accordance with Rule 424(b).

     (b) OPINION OF COUNSEL FOR COMPANY. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Scott M. Brown, Esq. and of Woodburn and Wedge, respectively, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

     (c) OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

     (d) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Underwriters shall have received an opinion, dated the Closing Date, of Sullivan & Cromwell, counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

     (e) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for the purpose have been instituted or are pending or are contemplated by the Commission.

     (f) CERTIFICATE OF SELLING SHAREHOLDERS. At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that
(i) the representations and warranties of each Selling Shareholder contained in
Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

     (g) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from KPMG Peat Marwick LLP and Ernst & Young LLP, independent public accountants to the Company and OrNda, respectively, letters dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statement and certain financial information contained in the Registration Statement and the Prospectus.

     (h) BRING-DOWN COMFORT LETTER. At Closing Time, the Representatives shall have received from KPMG Peat Marwick LLP and Ernst & Young LLP letters, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (i) NO OBJECTION. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (j) ADDITIONAL DOCUMENTS. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders at or prior to the Closing Time in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (k) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

     SECTION 6.  INDEMNIFICATION.

     (a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and
(iii) below. In addition, subject to subsection (d), and subject to the other limitations mentioned below, each Selling Shareholder, severally and not jointly (in the proportion that the number of Securities being sold by such Selling Shareholder bears to the total number of Securities and to the extent permitted by law), agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to the sixth sentence of Section 6(c), the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that (x) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), (y) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or any persons controlling such Underwriter) from whom the person asserting such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented), and (z) with respect to the indemnity by each Selling Shareholder, the indemnity shall, in each case, apply only to the extent that any untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendment thereto) in reliance upon and in conformity with written information furnished by or on behalf of such Selling Shareholder to the Company expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS AND SELLING SHAREHOLDERS. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving the notice required under the first sentence hereof, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. In the absence of such an election by an indemnifying party within a reasonable time after receipt of such notice to assume the defense of such an action, in the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or
Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability for all claims that were or could have been made by all parties to such claims arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) SELLING SHAREHOLDERS' LIMITATION. No Selling Shareholder shall be responsible for the payment of an amount, pursuant to this Section 6, which exceeds the net proceeds (I.E., net of the underwriting discount) received by the Selling Shareholder from the sale of the Securities by such Selling Shareholder hereunder.

     (e)  SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE.  Subject to
Section 6(c) and, in the case of the Selling Shareholders, Section 6(d), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) (ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (f) OTHER AGREEMENTS WITH RESPECT TO INDEMNIFICATION. (i) Each Selling Shareholder, subject to Section 6(d), severally and not jointly (in the proportion that the number of Securities being sold by such Selling Shareholder bears to the total number of Securities and to the extent permitted by law) agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statement or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (ii) The Company agrees to indemnify and hold harmless each Selling Shareholder, and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, PROVIDED, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) including the Rule 430 Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     SECTION 7. CONTRIBUTION. (a) If the indemnification provided for in Sections 6(a) or (b) hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party thereunder shall severally contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus (or the applicable prospectus supplement), or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(a) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7(a). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 7(a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, each Selling Shareholder and each director, officer or employee thereof and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint. Notwithstanding the provisions of this Section 7 or Section 6(a) or 6(f), no Selling Shareholder shall be required to contribute any amount under this Section 7 in excess of the amount by which the net proceeds received by such Selling Shareholder in connection herewith exceed the aggregate amount such Selling Shareholder has otherwise paid pursuant to Section 6(a) and 6(f), and no Selling Shareholder shall be required to contribute except to the extent that such Selling Shareholder would have been liable to indemnify under
Section 6(a) if such indemnification were enforceable under applicable law.

     (b) If the indemnification provided for in Section 6(f) hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party thereunder shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits to and faults of the indemnifying party on the one hand and the indemnified party on the other in connection with the offering of Securities pursuant to this Agreement and the statements or omissions or alleged statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements or omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 7(b) except to the extent and under such circumstances as such party would have been liable to indemnify under
Section 6(f) if such indemnification were enforceable under applicable law.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or the Selling Shareholders submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9.  TERMINATION OF AGREEMENT.

     (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York or Pacific Stock Exchanges, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal, California or New York authorities, or (v) any Securities of the Company or any of its subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading or reviewed for a possible negative change by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) of the 1993 Act.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

     SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either (i) the Representatives or (ii) the Company or the Selling Shareholders shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. DEFAULT BY ONE OR MORE OF THE SELLING SHAREHOLDERS. (a) If one or more Selling Shareholders holding in the aggregate more than 10% of the Securities to be sold pursuant to this Agreement shall fail at Closing Time to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 4, 6 and 7 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this
Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

     In the event of a default by any Selling Shareholder as referred to in this
Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

     SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Mr. Raymond Wong with copies to 10900 Wilshire Boulevard, Suite 900, Los Angeles, California 90024, attention of Mr. Matt Pendo; notices to the Company shall be directed to it at 3820 State Street, Santa Barbara, California 93105, attention of Chief Financial Officer with a copy to the attention of General Counsel; and notices to the Selling Shareholders shall be directed to Joseph Littlejohn & Levy, Inc., 450 Lexington Avenue, Suite 3350, New York, NY 10017, attention of Mr. Peter A. Joseph or Mr. Paul S. Levy.

     SECTION 13. PARTIES. This Agreement shall each inure to the benefit of and binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of your agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will be come a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.


                                   Very truly yours,


                                   TENET HEALTHCARE CORPORATION


                                   By
                                     --------------------------
                                   Title:
                                         ----------------------



                                   THE SELLING SHAREHOLDERS


                                   By
                                     --------------------------
                                     Name:
                                          ---------------------
                                     As Attorney-in-Fact acting on behalf of the Selling Shareholders named in Schedule B hereto


CONFIRMED AND ACCEPTED,
  As of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
  INCORPORATED
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
      INCORPORATED


By
  ---------------------------------
         Authorized Signatory


For themselves and as Representatives of the other Underwriters, if any, named in Schedule A hereto.

                                      SCHEDULE A


          Name of Underwriter                                        Number of
          -------------------                                        Securities
                                                                    ----------

Merrill Lynch, Pierce, Fenner & Smith Incorporated . . . . . .

Donaldson, Lufkin & Jenrette Securities Corporation. . . . . .

Goldman, Sachs & Co. . . . . . . . . . . . . . . . . . . . . .

J.P. Morgan Securities Inc.. . . . . . . . . . . . . . . . . .      ---------

Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . .      ---------





                                       Sch A-1

                                      SCHEDULE B




          Name of Selling Shareholder                                Number of
          ---------------------------                                Securities
                                                                    ----------

California Public Employees' Retirement System . . . . . . . .

New York State Common Retirement Fund. . . . . . . . . . . . .

Pension Reserves Investment Management Board . . . . . . . . .

The Rockefeller Foundation . . . . . . . . . . . . . . . . . .

State of Wisconsin Investment Board. . . . . . . . . . . . . .

Virginia Retirement System . . . . . . . . . . . . . . . . . .

Yale University. . . . . . . . . . . . . . . . . . . . . . . .

Oregon Public Employees' Retirement System . . . . . . . . . .

EES Distressed Securities Fund L.P. . .  . . . . . . . . . . .

Montana Board of Investments . . . . . . . . . . . . . . . . .

State Universities Retirement System . . . . . . . . . . . . .

Orange County Employees Retirement System. . . . . . . . . . .      ----------


          Total . . . . . . . . . . . . . . . . . . . . . . . .     ----------
                                                                    ----------



                                       Sch B-1

                                      SCHEDULE C


                             TENET HEALTHCARE CORPORATION
                           _________ Shares of Common Stock
                             (Par Value $0.075 Per Share)





     1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $______.

     2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $_____, being an amount equal to the initial public offering price set forth above less $_____ per share.








                                       Sch C-1